UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2023

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 E. Grauwyler Rd. Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (844) 935-2832

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.0001 per share	XELA	The Nasdaq Stock Market LLC
6.00% Series B Cumulative Convertible Perpetual Preferred Stock, par value $0.0001 per share	XELAP	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2023, Exela Technologies, Inc. (“ETI” or the “Company”) entered into a Restructuring Support Agreement (the “Restructuring Support Agreement”), dated as of the date hereof, by and between the Company and certain of its subsidiaries and affiliates (the “Company Parties”) and holders (the “Supporting Noteholders”) of approximately 54.1% in principal amount the outstanding 11.500% First-Priority Senior Secured Notes due 2026 (the “Old Notes”) issued by Exela Intermediate LLC (the “Issuer”), a wholly-owned subsidiary of the Company, and Exela Finance Inc. (the “Co-Issuer” and together with the Issuer, the “Issuers”), in connection with the following restructuring transactions (the “Restructuring Transactions”):

(i)	an offer to exchange (the “Exchange Offer”) all outstanding Old Notes, with each $1,000 in principal amount of such Old Notes tendered exchanged for (a) if the holder of such Old Notes validly tenders and does not validly withdraw their Old Notes at or prior to 5:00 p.m., New York City time, on June 22, 2023 (the “Early Tender Time”), $800 of the Issuers’ new 11.500% First-Priority Senior Secured Notes due 2026 (the “New Notes”) and (b) if the holder of such Old Notes validly tenders and does not validly withdraw their Old Notes after the Early Tender Time, $750 of New Notes; and

(ii)	a solicitation of consents (the “Consent Solicitation”) of holders of the Old Notes to certain amendments with respect to any and all of the outstanding Old Notes.

The consummation of the Exchange Offer is conditioned upon, among other things, the valid tender, and not valid withdrawal, of at least 66.67% in aggregate principal amount of outstanding Old Notes (excluding Old Notes held by the issuers of the Old Notes or any of their respective affiliates), which condition may not be waived.  If at least 66.67% of the Old Notes are tendered, the provisions containing the restrictive covenants and events of default for the Old Notes will be eliminated and the Collateral for the Old Notes will be released.  Holders may not tender their Old Notes pursuant to the Exchange Offer without delivering a consent pursuant to the Consent Solicitation with respect to such Old Notes tendered, and holders may not deliver their consents pursuant to the Consent Solicitation without tendering the related Old Notes pursuant to the Exchange Offer. No consideration will be paid for consents in the Consent Solicitation.

The New Notes will have a coupon of 11.500% and will be first-priority senior secured notes. The New Notes will mature on April 15, 2026, provided that if any of the Issuers’ notes due 2023 or term loans due 2023 remain outstanding on July 12, 2023, then the New Notes will also mature on July 12, 2023. The New Notes will be fully and unconditionally guaranteed by the same guarantors that guarantee the Old Notes (other than certain guarantors that have ceased to have operations or assets) and by certain affiliates of the Issuers. The New Notes and related guarantees will be secured by a first-priority secured interest in substantially all of the existing and future assets of the Issuers and the subsidiary guarantors, which is the same collateral currently securing the Old Notes,  as well as the assets of and equity interests in certain affiliates of the Issuers (the “Collateral”).  The New Notes will rank pari passu in right of payment with any remaining Old Notes.

The description above is a summary and is qualified in its entirety by the full text of the Restructuring Support Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Exchange Offer

On June 8, 2023, the Issuers launched the Exchange Offer and Consent Solicitation.

The terms and conditions of the Exchange Offer and Consent Solicitation are set forth in the Issuers’ Confidential Offering Memorandum and Consent Solicitation Statement, dated June 8, 2023 (the “Offering Memorandum”). A copy of the press release announcing the Exchange Offer and Consent Solicitation is included as Exhibit 99.1 to this report and is incorporated by reference herein.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Securities Act”), or otherwise subject to the liabilities of that section, and is not deemed incorporated by reference into any filing under the Securities Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Restructuring Support Agreement, dated June 8, 2023, by and between the Company and the Company Parties.
99.1	Press release, dated as of June 8, 2023, related to the Exchange Offer and Consent Solicitation.
104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELA TECHNOLOGIES, INC.

Date: June 9, 2023	By:	/s/ Erik L. Mengwall
Name: Erik Mengwall
Title: Secretary